SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2003

CKE RESTAURANTS, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6307 Carpinteria Avenue, Suite A, Carpinteria, CA	93013

(Address of principal executive offices)	(Zip Code)

(805) 745-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed, since last report.)

Item 5. Other Events and Regulation FD Disclosure.

     On September 23, 2003, CKE Restaurants, Inc. issued a press release announcing the pricing of $90 million of convertible subordinated notes. The press release is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

     (a)  – (b) Not applicable.

     (c)  Exhibits.

     The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Press release, dated September 23, 2003, issued by CKE Restaurants, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.

Date: September 23, 2003	/s/ Theodore Abajian
Theodore Abajian
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, September 23, 2003, issued by CKE Restaurants, Inc.